Exhibit 99.1

American Land Lease Announces Fourth Quarter 2003 and Full Year Financial Results

– 20% Increase in Funds From Operations per share over 2002 –

CLEARWATER, Fla., February 12, 2004 /PRNewswire/ — American Land Lease, Inc. (NYSE: ANL - news) today released results for fourth quarter and full year 2003 and expectations for full year 2004.

Please refer to the Supplemental Information which the Company also released today for definitions of measures of performance not determined in accordance with generally accepted accounting principles (“non-GAAP”) and reconciliation of non-GAAP measures to measures determined in accordance with generally accepted accounting principles (“GAAP”).

Summary Financial Results

Fourth Quarter

•	Diluted Earnings Per Share (“Diluted EPS”) were $0.27 for the three-month period ended December 31, 2003 as compared to $0.21 from the same period one year ago, an increase of 29% on a per share basis.

•	Funds from Operations (“FFO”; a non-GAAP financial measure defined in the Supplemental Information) were $2.9 million, or $0.36 per diluted common share, for the quarter compared to $2.5 million, or $0.32 per diluted common share from the same period one year ago, an increase of 13% on a per share basis.

•	Unit volume in home sales was 103 new home closings, including 97 new homes sold on expansion home sites. This compares with 90 new home closings in fourth quarter 2002.

•	“Same Store” results provided a revenue increase of 9.4%, an expense increase of 6.2% and an increase of 10.9% in Net Operating Income (“NOI”).

•	“Same Site” results provided a revenue increase of 3.4%, an expense increase of 3.0% and an increase of 3.6% in NOI.

2003 Year

•	Diluted EPS were $1.24 for the year ended December 31, 2003 as compared to $0.86 for the year ended December 31, 2002, an increase of 44% on a per share basis.

•	FFO was $11.6 million, or $1.45 per diluted common share, for the year compared to $9.4 million, or $1.21 per diluted common share from the same period one year ago, an increase of 20% on a per share basis.

•	Unit volume in home sales was 414 new home closings, including 397 new homes sold on expansion home sites, for 2003 as compared to 307 new home closings in 2002.

•	“Same Store” results provided a revenue increase of 8.6%, an expense increase of 3.9% and an increase of 11.1% in NOI.

•	“Same Site” results provided a revenue increase of 3.4%, an expense increase of 2.1% and an increase of 4.2% in NOI.

•	Physical occupancy at December 31, 2003 was 6,349 sites or 96.5%, as compared to 5,895 sites or 96.8% as of December 31, 2002.

Supplemental Information

The full text of this press release and Supplemental Information are available upon request or through the Company’s web site at www.americanlandlease.com.

Management Comments

Bob Blatz, President of American Land Lease, commented, “We are pleased to report strong results for the fourth quarter and full year of 2003. These results reflect better than projected performance of our home sales division, and the resulting positive effect that absorption from home sales is having on our property operations. While as compared to third quarter our home sales business declined some, we believe this is indicative of a superior performance in third quarter home sales rather than a decrease in performance in this quarter. I note that as compared to previous performance, fourth quarter home sales represent the second highest quarter for the Company. We continue to see growth in the volume and quality of our home sales as a driver for continued growth. Both our occupied communities and new homes offered for sale performed well in the current market.”

Mr. Blatz added, “As we close out 2003, we have had an outstanding year for our home sales business. Our continued investment in high quality communities has resulted in increased investments by homeowners. Our fourth quarter new home price averaged $95,000 and our full year results reflect an average new home price of $90,000, a 22% increase in average new home price over the 2002 average price of $74,000. Our outlook is for continued success in our core property ownership business and we forecast our home sales/development business to continue to be strong as we enter 2004.”

Dividend Declaration

On February 5, 2004, the Board of Directors declared a regular fourth quarter dividend of $0.25 per share payable on February 26, 2004, to stockholders of record on February 13, 2004. The Company continues to offer a dividend reinvestment and stock purchase plan (“DRIP”) which allows stockholders of the Company to reinvest dividends paid on shares of Company common stock and make optional cash investments in additional shares of Company common stock at a discount. Stockholders can contact the Company to obtain information how to participate in the DRIP. (Point of Contact: Debbie Lollar, (727) 726-8868)

The Board of Directors reviews the dividend policy quarterly. The Company’s dividend is set quarterly and is subject to change or elimination at any time. The Company’s primary financial objective is to maximize long term, risk adjusted returns on investment for shareholders. While the dividend policy is considered within the context of this objective, maintenance of past dividend levels is not a primary investment objective of the Company and is subject to numerous factors including the Company’s profitability, capital expenditure plans, obligations related to principal payments and capitalized interest, and the availability of debt and equity capital at terms deemed attractive by the Company to finance these expenditures. The Company’s net operating loss may be used to offset all or a portion of its real estate investment trust (“REIT”) taxable income, which may allow the Company to reduce or eliminate its dividends and still maintain its REIT status.

Operational Results – Fourth Quarter

Fourth Quarter Property Operations

Fourth quarter revenue from property operations was $6,893,000 as compared to $6,235,000 in the same period one year ago, a 10.6% increase. Fourth quarter property operating expenses totaled $2,722,000 as compared to $2,516,000 in the same period one year ago, an 8.2% increase. The Company realized significant increases in rental income driven by annual rental rate increases, the absorption of new home sites through its home sales efforts and the acquisition of one community during fourth quarter 2003. Property operating expenses increased in the fourth quarter 2003 as compared to the same period in the prior year driven primarily by increases in labor and benefit costs, the acquisition of one community during the fourth quarter 2003, utility costs including heating fuel and waste water treatment, and property management overhead, offset by decreases in tenant related legal costs. The combination of increased revenue and expenses resulted in an overall improvement in property operating margins before depreciation expense from 59.6% in the prior year’s fourth quarter to 60.5% in the fourth quarter 2003.

Fourth Quarter “Same Store” Results

Fourth quarter “same store” results reflect the results of operations for properties and golf courses owned for both the fourth quarter of 2003 and the prior year periods. The same store properties account for 98% of the property operating revenues for the fourth quarter of 2003. We believe that same store information provides the ability to understand the changes in profitability for properties owned during both reporting periods that could not be obtained from a review of the consolidated income statement in periods where properties are acquired. A reconciliation of “same store” operating results reported below to total property revenues and property expenses, as determined under GAAP, can be found in the Supplemental Information, page 32.

The same store results are as follows:

4Q03
Revenue	9.4%
Expense	6.6%
Net Operating Income	10.9%

We derive our increase in property revenue (i) from increases in rental rates and other charges at our properties and (ii) through the origination of leases on expansion home sites (“absorption”). “Same site” results reflect the results of operations excluding those sites leased subsequent to the beginning of the prior year period. We believe that “same site” information provides the ability to understand the changes in profitability without the growth related to the newly leased sites. Our presentation of same site results is a non-GAAP measure and should not be considered in isolation from and is not intended to represent an alternative measure to operating income or cash flow or any other measure of performance as determined in accordance with GAAP.

We calculate absorption revenues as the rental revenue recognized on sites leased subsequent to the beginning of the prior year period. We estimate that 50% of the increase in expenses over the prior year period is attributable to newly leased sites in our calculation of same site results. We believe that the allocation of expenses between same site and absorption is an appropriate allocation between fixed and variable costs of operating our properties.

Our same site, absorption, golf operations and total same store results for fourth quarter are as follows:

	Same Site Rental	Absorption	Same Site Golf	Same Store
Revenue	3.4%	5.1%	0.9%	9.4%
Expense	3.0%	3.0%	0.6%	6.6%
NOI	3.6%	6.2%	1.1%	10.9%

A reconciliation of same site and same store operating results used in the above calculations to total property revenues and property expenses, as determined under GAAP, for the three months ended December 31, 2003 and 2002 can be found in the Supplemental Information, page 32.

Fourth Quarter Home Sales Operations

Fourth quarter 2003 new home sales volume was 97 closings, a 7.8% increase from the 90 closings in the same period in the prior year. Average selling price per home was $95,000 as compared to $80,000 in the same period in the prior year, an 18.8% increase. The increase in closings compared to the same period in the prior year was balanced across the Company’s expansion communities, with increases in six communities and decreases in six communities. Brokerage profits were up 48% as compared with the same period in the prior year. Selling gross margins, excluding brokerage activities, improved to 29.7% in the quarter as compared to 24.5% in the same period in the prior year. This increase was driven by increased selling prices, increased manufacturer rebates associated with higher purchasing volumes, and the initial impact of cost savings efforts in home construction. These increases in revenue and cost savings were offset by increases in cost of homes purchased. Selling costs as a percentage of sales revenue increased from 20.0% in the prior year’s period to 21.8% in the fourth quarter of 2003, reflecting additional investments in personnel and advertising in support of a higher operating level for the business. The backlog of contracts for closing stood at 89 home sales, a decrease of 6 contracts from the same period in the prior year, reflecting the change in the company’s policy to use non refundable deposits for establishing its contract backlog that began in third quarter 2003.

The Company remains committed to its program of generating continued revenue growth through new lease originations in its existing portfolio. The home sales business continues to provide the Company with additional earning home sites that have a greater return on investment than is currently available through the purchase of occupied communities.

Summary of home sales activity:

	Quarter ended December 31, 2003	Quarter ended December 31, 2002
New home closings	97	90
New home contracts	76	87
Home resales	7	11
Brokered home sales	51	43
New home contract backlog	89	95

Comparison of Forecast

The table below compares the Company’s projected financial outlook for fourth quarter 2003 and its actual results:

	4th Quarter 2003 Actual	4th Quarter 2003 Projected
FFO	$0.36	$0.34 to $0.36
AFFO	$0.34	$0.31 to $0.33
Diluted EPS	$0.27	$0.26 to $0.28
Same Store Sales
Revenue Growth	9.4%	7.9% to 9.6%
Expense Growth	6.6%	4.5% to 6.5%
NOI Growth	10.9%	9.0% to 11.0%
Home Sales Operating Income	$852,000	$700,000
General and Administrative Expenses	$756,000	$660,000
Other Income	$32,000	$34,000
Capital Replacements (per site)	$28	$32
Depreciation	$698,000	$675,000

Operational Results – 2003 Year

2003 Property Operations

2003 revenue from property operations was $26,700,000 as compared to $24,547,000 in 2002, an 8.8% increase. 2003 property operating expenses totaled $10,595,000 as compared to $10,041,000 in 2002, a 5.5% increase. The Company realized significant increases in rental income driven by annual rental rate increases, the absorption of new home sites through its home sales efforts and the acquisition of one community during fourth quarter 2003. Property operating expenses increased in 2003 as compared to 2002 driven primarily by increases in labor and benefit costs, property tax expense, utility costs including heating fuel and waste water treatment, and property management overhead, offset by decreases in tenant related legal costs. The combination of increased revenue and expenses resulted in an overall improvement in property operating margins before depreciation expense from 59.1% in the prior year to 60.3% in 2003.

2003 “Same Store” Results

2003 “same store” results reflect the results of operations for properties and golf courses owned for both 2003 and 2002. The same store properties account for 98% of the property operating revenues for 2003. We believe that same store information provides the ability to understand the changes in profitability for properties owned during both reporting periods that could not be obtained from a review of the consolidated income statement in periods where properties are acquired. A reconciliation of “same store” operating results reported below to total property revenues and property expenses, as determined under GAAP, can be found in the Supplemental Information, page 33.

The same store results are as follows:

2003
Revenue	8.6%
Expense	3.9%
Net Operating Income	11.1%

We derive our increase in property revenue (i) from increases in rental rates and other charges at our properties and (ii) through the origination of leases on expansion home sites (“absorption”). We believe that “same site” information provides the ability to understand the changes in profitability related to the newly leased sites. “Same site” results reflect the results of operations excluding those sites leased subsequent to the beginning of the prior year period. Our presentation of same site results is a non-GAAP measure and should not be considered in isolation from and is not intended to represent an alternative measure to operating income or cash flow or any other measure of performance as determined in accordance with GAAP.

We calculate absorption revenues as the rental revenue recognized on sites leased subsequent to the beginning of the prior year. We estimate that 50% of the increase in expenses over the prior year is attributable to newly leased sites in our calculation of same site results. We believe that the allocation of expenses between same site and absorption is an appropriate allocation between fixed and variable costs of operating our properties.

Our same site, absorption, golf operations and total same store results for 2003 are as follows:

	Same Site Rental	Absorption	Same Site Golf	Same Store
Revenue	3.4%	4.8%	0.4%	8.6%
Expense	2.1%	1.8%	0.0%	3.9%
NOI	4.2%	6.3%	0.6%	11.1%

A reconciliation of same site and same store operating results used in the above calculations to total property revenues and property expenses, as determined under GAAP, for the years ended December 31, 2003 and 2002 can be found in Supplemental Information, page 33.

2003 Home Sales Operations

2003 new home sales volume was 414 closings, a 35% increase from the 307 closings in the prior year. Average selling price per home in 2003 was $90,000 as compared to $74,000 in the prior year, a 22% increase. The increase in closings compared to the prior year was balanced across the Company’s expansion communities, with increases in eight communities and decreases in four communities. Brokerage profits were up 22% as compared with the prior year’s results. Selling gross margins, excluding brokerage activities, improved to 28.3% for 2003 as compared to 24.2% for 2002. This increase was driven by increased selling prices, increased manufacturer rebates associated with higher purchasing volumes, and the initial impact of cost savings efforts in home construction. These increases in revenue and cost savings were offset by increases in cost of homes purchased. Selling costs as a percentage of sales revenue decreased from 23.7% in the prior year to 20.2% in 2003, reflecting additional operating leverage against fixed costs. The backlog of contracts for closing stood at 89 home sales, a decrease of 6 contracts from the same period in the prior year, in part reflecting the change in the company’s policy to use non refundable deposits for establishing its contract backlog that began in third quarter 2003.

The Company remains committed to its program of generating continued revenue growth through new lease originations in its existing portfolio. The home sales business continues to provide the Company with additional earning home sites that have a greater return on investment than is currently available through the purchase of occupied communities.

Summary of home sales activity:

	Year ended December 31, 2003	Year ended December 31, 2002
New home closings	414	307
Home resales	41	27
Brokered home sales	193	171
New home contract backlog	89	95

Outlook for 2004

The table below summarizes the Company’s projected financial outlook for 2004 as of the date of this release and is based on the estimates and assumptions disclosed in this and previous press releases:

Full Year 2004 Projected
FFO	$1.40 to $1.60
AFFO	$1.28 to $1.44
Diluted EPS	$1.03 to $1.24
Same Store Sales
Revenue Growth	5.0% to 9.0%
Expense Growth	4.5% to 7.5%
NOI Growth	6.0% to 9.5%
Home Sales Operating Income	$2,000,000 to $3,250,000
General and Administrative Expenses	$3,200,000 to $3,700,000
Other Income	$210,000 to $280,000
Capital Replacements (per site)	$115 to $135
Depreciation	$2,900,000 to $3,200,000

Based on the outlook provided above, the Company is projecting a reduction in Diluted EPS from $1.24 for the year ended December 31, 2003. The reduction is a result of the gains on sale of real estate in 2003 that are not expected to recur in 2004.

A portion of the Company’s earnings is from the sale of new homes on expansion home sites in its developing communities. The earnings from the new home sales are subject to greater volatility than the earnings from rental property activities. The Company’s earnings estimates would be impacted positively by increases in the unit volume of new home sales or increases in the gross margins from new home sales. Conversely, decreases in the unit volume of new home sales or decreases in the gross margins from new home sales would negatively impact the Company’s earnings estimates. Home sales volume is dependent upon a number of factors, including consumer confidence and consumer access to financing sources for home purchases and the sale of their current home.

The Company’s projected results for 2004 include increased corporate governance costs based upon current estimates of the cost of compliance. Non-employee director compensation continues to be paid in stock and all stock based compensation is expensed within the 2004 projections. The Company’s earnings estimates would be adversely impacted by the increased cost of compliance with regulations and laws applicable to public companies and financial reporting.

The financial and operating projections provided in this release are the result of management’s consideration of past operating performance, current and anticipated market conditions and other factors that management considers relevant from its past experience

Financing Activity

During fourth quarter 2003, the Company closed an $8 million mortgage on a property in Florida at an interest rate of 5.65% for a term of 10 years. The loan terms also provide for future advances based upon increased value of pledged collateral as additional phases of the community are completed and occupied.

The Company renegotiated its floor plan facility with Textron Financial Corporation used to finance the Company’s inventory of homes. The $15,000,000 credit facility interest rate was reduced from a minimum rate of 7% to a minimum rate of 5.5%.

Development Activity

The Company continued development of its new subdivision at Savanna Club, “Eagles Retreat,” that will provide an additional 216 developed home sites available for immediate occupancy. The Company expects to complete the new subdivision during first quarter 2004.

In addition, in response to increased activity at “The Bluffs,” a new subdivision within the Riverside Club Community, the Company accelerated construction of the next phase that will provide 148 developed home sites available for immediate occupancy. Planning and permitting for subdivisions at two additional communities continued during the quarter.

American Land Lease, Inc. is a REIT that holds interests in 29 manufactured home communities with 6,578 operational home sites, 979 developed expansion sites, 1,437 undeveloped expansion sites and 129 recreational vehicle sites.

Some of the statements in this press release, as well as oral statements made by the Company’s officials to analysts and stockholders in the course of presentations about the Company and conference calls following quarterly earnings releases, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include projections of the Company’s cash flow, dividends and anticipated returns on real estate investments. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include: general economic and business conditions; interest rate changes, financing and refinancing risks; risks inherent in owning real estate; future development rate of home sites; competition; the availability of real estate assets at prices which meet the Company’s investment criteria; the Company’s ability to reduce expense levels, implement rent increases, use leverage and other risks set forth in the Company’s Securities and Exchange Commission filings.

Management will hold a teleconference call, Wednesday, February 18, 2004 at 4:00 p.m. Eastern Standard Time to discuss fourth quarter 2003 results. You can participate in the conference call by dialing, toll-free, (800) 374-5458 approximately five minutes before the conference call is scheduled to begin and indicating that you wish to join the American Land Lease fourth quarter 2003 results conference call. If you are unable to participate at the scheduled time, this information will be available for recorded playback from 5:30 p.m. EST, February 18, 2004 until midnight on February 25, 2004. To access the replay, dial toll free, (800) 642-1687 and request information from conference ID 5377670.

Contact:	Robert G. Blatz, President (727) 726-8868
Shannon E. Smith, Chief Financial Officer (727) 726-8868

SOURCE: American Land Lease, Inc.

Exhibit 99.1

American Land Lease

Supplemental Operating and Financial Data

For the Quarter Ended December 31, 2003

[American Land Lease Logo]

This Supplemental Operating and Financial Data is not an offer to sell or a solicitation to buy any of the securities of the Company. Any offers to sell or solicitations to buy any of the Company securities of the Company shall be made by means of a prospectus.

AMERICAN LAND LEASE, INC.

SUPPLEMENTAL INFORMATION

FOR THE QUARTER ENDED DECEMBER 31, 2003

American Land Lease Announces Fourth Quarter 2003 and Full Year Financial Results

– 20% Increase in Funds From Operations per share over 2002 –

CLEARWATER, Fla., February 12, 2004 /PRNewswire/—American Land Lease, Inc. (NYSE: ANL – news) today released results for fourth quarter and full year 2003 and expectations for full year 2004.

Please refer to the Supplemental Information which the Company also released today for definitions of measures of performance not determined in accordance with generally accepted accounting principles (“non-GAAP”) and reconciliation of non-GAAP measures to measures determined in accordance with generally accepted accounting principles (“GAAP”).

Summary Financial Results

Fourth Quarter

•	Diluted Earnings Per Share (“Diluted EPS”) were $0.27 for the three-month period ended December 31, 2003 as compared to $0.21 from the same period one year ago, an increase of 29% on a per share basis.

•	Funds from Operations (“FFO”; a non-GAAP financial measure defined in the Supplemental Information) were $2.9 million, or $0.36 per diluted common share, for the quarter compared to $2.5 million, or $0.32 per diluted common share from the same period one year ago, an increase of 13% on a per share basis.

•	Unit volume in home sales was 103 new home closings, including 97 new homes sold on expansion home sites. This compares with 90 new home closings in fourth quarter 2002.

•	“Same Store” results provided a revenue increase of 9.4%, an expense increase of 6.2% and an increase of 10.9% in Net Operating Income (“NOI”).

•	“Same Site” results provided a revenue increase of 3.4%, an expense increase of 3.0% and an increase of 3.6% in NOI.

2003 Year

•	Diluted EPS were $1.24 for the year ended December 31, 2003 as compared to $0.86 for the year ended December 31, 2002, an increase of 44% on a per share basis.

•	FFO was $11.6 million, or $1.45 per diluted common share, for the year compared to $9.4 million, or $1.21 per diluted common share from the same period one year ago, an increase of 20% on a per share basis.

•	Unit volume in home sales was 414 new home closings, including 397 new homes sold on expansion home sites, for 2003 as compared to 307 new home closings in 2002.

•	“Same Store” results provided a revenue increase of 8.6%, an expense increase of 3.9% and an increase of 11.1% in NOI.

•	“Same Site” results provided a revenue increase of 3.4%, an expense increase of 2.1% and an increase of 4.2% in NOI.

•	Physical occupancy at December 31, 2003 was 6,349 sites or 96.5%, as compared to 5,895 sites or 96.8% as of December 31, 2002.

Supplemental Information

The full text of this press release and Supplemental Information are available upon request or through the Company’s web site at www.americanlandlease.com.

Management Comments

Bob Blatz, President of American Land Lease, commented, “We are pleased to report strong results for the fourth quarter and full year of 2003. These results reflect better than projected performance of our home sales division, and the resulting positive effect that absorption from home sales is having on our property operations. While as compared to third quarter our home sales business declined some, we believe this is indicative of a superior performance in third quarter home sales rather than a decrease in performance in this quarter. I note that as compared to previous performance, fourth quarter home sales represent the second highest quarter for the Company. We continue to see growth in the volume and quality of our home sales as a driver for continued growth. Both our occupied communities and new homes offered for sale performed well in the current market.”

Mr. Blatz added, “As we close out 2003, we have had an outstanding year for our home sales business. Our continued investment in high quality communities has resulted in increased investments by homeowners. Our fourth quarter new home price averaged $95,000 and our full year results reflect an average new home price of $90,000, a 22% increase in average new home price over the 2002 average price of $74,000. Our outlook is for continued success in our core property ownership business and we forecast our home sales/development business to continue to be strong as we enter 2004.”

Dividend Declaration

On February 5, 2004, the Board of Directors declared a regular fourth quarter dividend of $0.25 per share payable on February 26, 2004, to stockholders of record on February 13, 2004. The Company continues to offer a dividend reinvestment and stock purchase plan (“DRIP”) which allows stockholders of the Company to reinvest dividends paid on shares of Company common stock and make optional cash investments in additional shares of Company common stock at a discount. Stockholders can contact the Company to obtain information on how to participate in the DRIP. (Point of Contact: Debbie Lollar, (727) 726-8868)

The Board of Directors reviews the dividend policy quarterly. The Company’s dividend is set quarterly and is subject to change or elimination at any time. The Company’s primary financial objective is to maximize long term, risk adjusted returns on investment for shareholders. While the dividend policy is considered within the context of this objective, maintenance of past dividend levels is not a primary investment objective of the Company and is subject to numerous factors including the Company’s profitability, capital expenditure plans, obligations related to principal payments and capitalized interest, and the availability of debt and equity capital at terms deemed attractive by the Company to finance these expenditures. The Company’s net operating loss may be used to offset all or a portion of its real estate investment trust (“REIT”) taxable income, which may allow the Company to reduce or eliminate its dividends and still maintain its REIT status.

Operational Results – Fourth Quarter

Fourth Quarter Property Operations

Fourth quarter revenue from property operations was $6,893,000 as compared to $6,235,000 in the same period one year ago, a 10.6% increase. Fourth quarter property operating expenses totaled $2,722,000 as compared to $2,516,000 in the same period one year ago, an 8.2% increase. The Company realized significant increases in rental income driven by annual rental rate increases, the absorption of new home sites through its home sales efforts and the acquisition of one community during fourth quarter 2003. Property operating expenses increased in the fourth quarter 2003 as compared to the same period in the prior year driven primarily by increases in labor and benefit costs, the acquisition of one community during the fourth quarter 2003, utility costs including heating fuel and waste water treatment, and property management overhead, offset by decreases in tenant related legal costs. The combination of increased revenue and expenses resulted in an overall improvement in property operating margins before depreciation expense from 59.6% in the prior year’s fourth quarter to 60.5% in the fourth quarter 2003.

Fourth Quarter “Same Store” Results

Fourth quarter “same store” results reflect the results of operations for properties and golf courses owned for both the fourth quarter of 2003 and the prior year periods. The same store properties account for 98% of the property operating revenues for the fourth quarter of 2003. We believe that same store information provides the ability to understand the changes in profitability for properties owned during both reporting periods that could not be obtained from a review of the consolidated income statement in periods where properties are acquired. A reconciliation of “same store” operating results reported below to total property revenues and property expenses, as determined under GAAP, can be found in the Supplemental Information, page 32.

The same store results are as follows:

4Q03
Revenue	9.4%
Expense	6.6%
Net Operating Income	10.9%

We derive our increase in property revenue (i) from increases in rental rates and other charges at our properties and (ii) through the origination of leases on expansion home sites (“absorption”). “Same site” results reflect the results of operations excluding those sites leased subsequent to the beginning of the prior year period. We believe that “same site” information provides the ability to understand the changes in profitability without the growth related to the newly leased sites. Our presentation of same site results is a non-GAAP measure and should not be considered in isolation from and is not intended to represent an alternative measure to operating income or cash flow or any other measure of performance as determined in accordance with GAAP.

We calculate absorption revenues as the rental revenue recognized on sites leased subsequent to the beginning of the prior year period. We estimate that 50% of the increase in expenses over the prior year period is attributable to newly leased sites in our calculation of same site results. We believe that the allocation of expenses between same site and absorption is an appropriate allocation between fixed and variable costs of operating our properties.

Our same site, absorption, golf operations and total same store results for fourth quarter are as follows:

	Same Site Rental	Absorption	Same Site Golf	Same Store
Revenue	3.4%	5.1%	0.9%	9.4%
Expense	3.0%	3.0%	0.6%	6.6%
NOI	3.6%	6.2%	1.1%	10.9%

A reconciliation of same site and same store operating results used in the above calculations to total property revenues and property expenses, as determined under GAAP, for the three months ended December 31, 2003 and 2002 can be found in the Supplemental Information, page 32.

Fourth Quarter Home Sales Operations

Fourth quarter 2003 new home sales volume was 97 closings, a 7.8% increase from the 90 closings in the same period in the prior year. Average selling price per home was $95,000 as compared to $80,000 in the same period in the prior year, an 18.8% increase. The increase in closings compared to the same period in the prior year was balanced across the Company’s expansion communities, with increases in six communities and decreases in six communities. Brokerage profits were up 48% as compared with the same period in the prior year. Selling gross margins, excluding brokerage activities, improved to 29.7% in the quarter as compared to 24.5% in the same period in the prior year. This increase was driven by increased selling prices, increased manufacturer rebates associated with higher purchasing volumes, and the initial impact of cost savings efforts in home construction. These increases in revenue and cost savings were offset by increases in cost of homes purchased. Selling costs as a percentage of sales revenue increased from 20.0% in the prior year’s period to 21.8% in the fourth quarter of 2003, reflecting additional investments in personnel and advertising in support of a higher operating level for the business. The backlog of contracts for closing stood at 89 home sales, a decrease of 6 contracts from the same period in the prior year, reflecting the change in the company’s policy to use non refundable deposits for establishing its contract backlog that began in third quarter 2003.

The Company remains committed to its program of generating continued revenue growth through new lease originations in its existing portfolio. The home sales business continues to provide the Company with additional earning home sites that have a greater return on investment than is currently available through the purchase of occupied communities.

Summary of home sales activity:

	Quarter ended December 31, 2003	Quarter ended December 31, 2002
New home closings	97	90
New home contracts	76	87
Home resales	7	11
Brokered home sales	51	43
New home contract backlog	89	95

Comparison of Forecast

The table below compares the Company’s projected financial outlook for fourth quarter 2003 and its actual results:

	4th Quarter 2003 Actual	4th Quarter 2003 Projected
FFO	$0.36	$0.34 to $0.36
AFFO	$0.34	$0.31 to $0.33
Diluted EPS	$0.27	$0.26 to $0.28
Same Store Sales
Revenue Growth	9.4%	7.9% to 9.6%
Expense Growth	6.6%	4.5% to 6.5%
NOI Growth	10.9%	9.0% to 11.0%
Home Sales Operating Income	$852,000	$700,000
General and Administrative Expenses	$756,000	$660,000
Other Income	$32,000	$34,000
Capital Replacements (per site)	$28	$32
Depreciation	$698,000	$675,000

Operational Results – 2003 Year

2003 Property Operations

2003 revenue from property operations was $26,700,000 as compared to $24,547,000 in 2002, an 8.8% increase. 2003 property operating expenses totaled $10,595,000 as compared to $10,041,000 in 2002, a 5.5% increase. The Company realized significant increases in rental income driven by annual rental rate increases, the absorption of new home sites through its home sales efforts and the acquisition of one community during fourth quarter 2003. Property operating expenses increased in 2003 as compared to 2002 driven primarily by increases in labor and benefit costs, property tax expense, utility costs including heating fuel and waste water treatment, and property management overhead, offset by decreases in tenant related legal costs. The combination of increased revenue and expenses resulted in an overall improvement in property operating margins before depreciation expense from 59.1% in the prior year to 60.3% in 2003.

2003 “Same Store” Results

2003 “same store” results reflect the results of operations for properties and golf courses owned for both 2003 and 2002. The same store properties account for 98% of the property operating revenues for 2003. We believe that same store information provides the ability to understand the changes in profitability for properties owned during both reporting periods that could not be obtained from a review of the consolidated income statement in periods where properties are acquired. A reconciliation of “same store” operating results reported below to total property revenues and property expenses, as determined under GAAP, can be found in the Supplemental Information, page 33.

The same store results are as follows:

2003
Revenue	8.6%
Expense	3.9%
Net Operating Income	11.1%

We derive our increase in property revenue (i) from increases in rental rates and other charges at our properties and (ii) through the origination of leases on expansion home sites (“absorption”). We believe that “same site” information provides the ability to understand the changes in profitability related to the newly leased sites. “Same site” results reflect the results of operations excluding those sites leased subsequent to the beginning of the prior year period. Our presentation of same site results is a non-GAAP measure and should not be considered in isolation from and is not intended to represent an alternative measure to operating income or cash flow or any other measure of performance as determined in accordance with GAAP.

We calculate absorption revenues as the rental revenue recognized on sites leased subsequent to the beginning of the prior year. We estimate that 50% of the increase in expenses over the prior year is attributable to newly leased sites in our calculation of same site results. We believe that the allocation of expenses between same site and absorption is an appropriate allocation between fixed and variable costs of operating our properties.

Our same site, absorption, golf operations and total same store results for 2003 are as follows:

	Same Site Rental	Absorption	Same Site Golf	Same Store
Revenue	3.4%	4.8%	0.4%	8.6%
Expense	2.1%	1.8%	0.0%	3.9%
NOI	4.2%	6.3%	0.6%	11.1%

A reconciliation of same site and same store operating results used in the above calculations to total property revenues and property expenses, as determined under GAAP, for the years ended December 31, 2003 and 2002 can be found in Supplemental Information, page 33.

2003 Home Sales Operations

2003 new home sales volume was 414 closings, a 35% increase from the 307 closings in the prior year. Average selling price per home in 2003 was $90,000 as compared to $74,000 in the prior year, a 22% increase. The increase in closings compared to the prior year was balanced across the Company’s expansion communities, with increases in eight communities and decreases in four communities. Brokerage profits were up 22% as compared with the prior year’s results. Selling gross margins, excluding brokerage activities, improved to 28.3% for 2003 as compared to 24.2% for 2002. This increase was driven by increased selling prices, increased manufacturer rebates associated with higher purchasing volumes, and the initial impact of cost savings efforts in home construction. These increases in revenue and cost savings were offset by increases in cost of homes purchased. Selling costs as a percentage of sales revenue decreased from 23.7% in the prior year to 20.2% in 2003, reflecting additional operating leverage against fixed costs. The backlog of contracts for closing stood at 89 home sales, a decrease of 6 contracts from the same period in the prior year, in part reflecting the change in the company’s policy to use non refundable deposits for establishing its contract backlog that began in third quarter 2003.

The Company remains committed to its program of generating continued revenue growth through new lease originations in its existing portfolio. The home sales business continues to provide the Company with additional earning home sites that have a greater return on investment than is currently available through the purchase of occupied communities.

Summary of home sales activity:

	Year ended December 31, 2003	Year ended December 31, 2002
New home closings	414	307
Home resales	41	27
Brokered home sales	193	171
New home contract backlog	89	95

Outlook for 2004

The table below summarizes the Company’s projected financial outlook for 2004 as of the date of this release and is based on the estimates and assumptions disclosed in this and previous press releases:

Full Year 2004 Projected
FFO	$1.40 to $1.60
AFFO	$1.28 to $1.44
Diluted EPS	$1.03 to $1.24
Same Store Sales
Revenue Growth	5.0% to 9.0%
Expense Growth	4.5% to 7.5%
NOI Growth	6.0% to 9.5%
Home Sales Operating Income	$2,000,000 to $3,250,000
General and Administrative Expenses	$3,200,000 to $3,700,000
Other Income	$210,000 to $280,000
Capital Replacements (per site)	$115 to $135
Depreciation	$2,900,000 to $3,200,000

Based on the outlook provided above, the Company is projecting reduction in Diluted EPS from $1.24 for the year ended December 31, 2003. The reduction is a result of the gains on sale of real estate in 2003 that are not expected to recur in 2004.

A portion of the Company’s earnings is from the sale of new homes on expansion home sites in its developing communities. The earnings from the new home sales are subject to greater volatility than the earnings from rental property activities. The Company’s earnings estimates would be impacted positively by increases in the unit volume of new home sales or increases in the gross margins from new home sales. Conversely, decreases in the unit volume of new home sales or decreases in the gross margins from new home sales would negatively impact the Company’s earnings estimates. Home sales volume is dependent upon a number of factors, including consumer confidence and consumer access to financing sources for home purchases and the sale of their current home.

The Company’s projected results for 2004 include increased corporate governance costs based upon current estimates of the cost of compliance. Non-employee director compensation continues to be paid in stock and all stock based compensation is expensed within the 2004 projections. The Company’s earnings estimates would be adversely impacted by the increased cost of compliance with regulations and laws applicable to public companies and financial reporting.

The financial and operating projections provided in this release are the result of management’s consideration of past operating performance, current and anticipated market conditions and other factors that management considers relevant from its past experience.

Financing Activity

During fourth quarter 2003, the Company closed an $8 million mortgage on a property in Florida at an interest rate of 5.65% for a term of 10 years. The loan terms also provide for future advances based upon increased value of pledged collateral as additional phases of the community are completed and occupied.

The Company renegotiated its floor plan facility with Textron Financial Corporation used to finance the Company’s inventory of homes. The $15,000,000 credit facility interest rate was reduced from a minimum rate of 7% to a minimum rate of 5.5%.

Development Activity

The Company continued development of its new subdivision at Savanna Club, “Eagles Retreat,” that will provide an additional 216 developed home sites available for immediate occupancy. The Company expects to complete the new subdivision during first quarter 2004.

In addition, in response to increased activity at “The Bluffs,” a new subdivision within the Riverside Club Community, the Company accelerated construction of the next phase that will provide 148 developed home sites available for immediate occupancy. Planning and permitting for subdivisions at two additional communities continued during the quarter.

American Land Lease, Inc. is a REIT that holds interests in 29 manufactured home communities with 6,578 operational home sites, 979 developed expansion sites, 1,437 undeveloped expansion sites and 129 recreational vehicle sites.

Some of the statements in this press release, as well as oral statements made by the Company’s officials to analysts and stockholders in the course of presentations about the Company and conference calls following quarterly earnings releases, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include projections of the Company’s cash flow, dividends and anticipated returns on real estate investments. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include: general economic and business conditions; interest rate changes, financing and refinancing risks; risks inherent in owning real estate; future development rate of home sites; competition; the availability of real estate assets at prices which meet the Company’s investment criteria; the Company’s ability to reduce expense levels, implement rent increases, use leverage and other risks set forth in the Company’s Securities and Exchange Commission filings.

Management will hold a teleconference call, Wednesday, February 18, 2004 at 4:00 p.m. Eastern Standard Time to discuss fourth quarter 2003 results. You can participate in the conference call by dialing, toll-free, (800) 374-5458 approximately five minutes before the conference call is scheduled to begin and indicating that you wish to join the American Land Lease fourth quarter 2003 results conference call. If you are unable to participate at the scheduled time, this information will be available for recorded playback from 5:30 p.m. EST, February 18, 2004 until midnight on February 25, 2004. To access the replay, dial toll free, (800) 642-1687 and request information from conference ID 5377670.

Contact:    Robert G. Blatz, President (727) 726-8868

Shannon E. Smith, Chief Financial Officer (727) 726-8868

SOURCE:  American Land Lease, Inc.

GLOSSARY

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASUREMENTS Financial and operational measurements found in the Earnings Release and Supplemental Information include certain non-GAAP financial measurements standardly used by American Land Lease management. Measurements include Funds from Operations (“FFO”), which is an industry-accepted measurement as based on the definition of the National Association of Real Estate Investment Trusts (NAREIT). These terms are defined below and, where appropriate, reconciled to the most comparable Generally Accepted Accounting Principles (GAAP) measurements on the accompanying supplement schedules.

FUNDS FROM OPERATIONS (“FFO”): is a commonly used term defined by NAREIT as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items, dispositions of depreciable real estate property, disposals of discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated real estate partnerships, joint ventures and discontinued operations. American Land Lease calculates FFO based on the NAREIT definition, as further adjusted for the minority interest in the American Land Leases’s operating partnership (Asset Investors Operating Partnership). This supplemental measure captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets such as machinery, computers or other personal property. There can be no assurance that American Land Lease’s method for computing FFO is comparable with that of other real estate investments trusts.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”): is FFO less both Capital Replacement expenditures and Capital Enhancement expenditures. Similar to FFO, AFFO captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property, and AFFO also reflects that Capital Replacements are necessary to maintain the associated real estate assets.

SAME STORE RESULTS: represent an operating measure that is used commonly to describe properties that have been in the portfolio for a period of time and therefore serve as a good basis upon which to review comparative performance data. American Land Lease’s definition of Same Store communities are communities that are owned during both the current and comparable prior year period.

SAME SITE RESULTS: represent an operating measure that is used to describe homesites that have been in the portfolio for a period of time and therefore serve as a good basis upon which to review comparative performance data. American Land Lease’s definition of Same Site is individual homesites that were operational during both the current and comparable prior year period. Absorbed incremental homesites are not included in this calculation.

OPERATIONAL HOME SITE: represents those sites within our portfolio that are/or have been leased to a tenant. Operational Home Sites and their relative occupancy provide a measure of stabilized portfolio status.

DEVELOPED HOME SITE: represents those sites within our portfolio that have not been occupied, but for which a majority of the infrastructure has been completed.

UNDEVELOPED HOME SITE: represent those sites within our portfolio that have not been fully developed and require construction of substantial lateral improvements such as roads.

CAPITAL REPLACEMENT: represents capitalized spending which maintains a property. American Land Lease generally capitalizes spending for items that cost more than $250 and have a useful life of more than one year. A common example is street repaving. This spending is better considered a recurring cost of preserving an asset rather than as an additional investment. It is a cash proxy for depreciation.

CAPITAL ENHANCEMENT: represents capitalized spending which adds a material feature increases overall community value or revenue source. An example is the addition of a marina facility to an existing community.

USED HOME SALE: represents the sale of a home previously owned by a third party and where American Land Lease has acquired title through an eviction proceeding or through purchase from a third party.

GROSS DISTRIBUTION PAYOUT RATIO: This is calculated as the dividend per share divided by FFO and AFFO per share, respectively.

DISTRIBUTION PAYOUT RATIO NET OF DRIP: this is calculated as dividend per share less amounts reinvested pursuant to the dividend reinvestment plan divided by FFO and AFFO per share, respectively.

American Land Lease – Pictures of Selected Properties

Riverside Club – Ruskin, Florida

Riverside Clubhouse

Riverside Club Pool

Riverside Home

Riverside Home

Savanna Club – Port St. Lucie, Florida

Savanna Clubhouse

Savanna Streetcape

Savanna Club Home

Savanna Club Home

Savanna Club Home

Desert Harbor – Apache Junction, Arizona

Desert Harbor – Entrance

Desert Harbor – Home

Desert Harbor – Home

Forest View Estates – Homosassa, Florida

Forest View Clubhouse

Forest View Home

Royal Palm – Haines City, Florida

Royal Palm Clubhouse

Royal Palm Home

Lost Dutchman – Apache Junction, Arizona

Lost Dutchman Recreation Area

Lost Dutchman Home

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
ASSETS
Real Estate	$204,777	$198,806	$192,099	$186,427	$184,389
Less accumulated depreciation	(20,112)	(19,453)	(18,825)	(18,214)	(17,818)
Real estate under development	41,413	36,669	38,429	40,081	40,053

Total Real Estate	226,078	216,022	211,703	208,294	206,624
Cash and cash equivalents	2,064	3,077	978	2,422	1,223
Inventory	10,403	10,335	12,192	11,689	10,101
Investments in unconsolidated real estate partnerships	—	—	1,692	1,687	1,684
Other Assets	8,162	8,774	8,242	8,954	8,330
Assets held for sale	389	418	599	791	881

Total Assets	$247,096	$238,626	$235,406	$233,837	$228,843

LIABILITIES AND EQUITY
Liabilities
Secured long-term notes payable	$119,194	$111,236	$110,906	$103,588	$97,201
Secured short-term financing	10,659	8,921	10,188	17,228	19,118
Accounts payable and accrued liabilities	8,423	10,310	8,254	7,643	7,544
Liabilities related to assets held for sale	5	7	10	11	8

Total Liabilities	138,281	130,474	129,358	128,470	123,871
Minority Interest in Operating Partnership	14,014	13,849	13,815	13,320	13,130
STOCKHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 1,000 shares authorized, no shares issues or outstanding	—	—	—	—	—
Common Stock, par value $.01 per share; 12,000 shares authorized	88	88	88	87	86
Additional paid-in-capital	282,818	282,719	282,246	281,607	280,665
Notes receiveable from officers re common stock purchases	(799)	(814)	(833)	(845)	(848)
Deferred compensation re restricted stock	(1,354)	(1,487)	(1,642)	(1,033)	(396)
Dividends in excess of accumulated earnings	(159,340)	(159,591)	(161,014)	(161,157)	(161,280)
Treasury Stock at Cost	(26,612)	(26,612)	(26,612)	(26,612)	(26,385)

Total Stockholders’ Equity	94,801	94,303	92,233	92,047	91,842

Total Liabilities and Stockholders’ Equity	$247,096	$238,626	$235,406	$233,837	$228,843

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	YTD 2003	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
RENTAL PROPERTY OPERATIONS
Rental and other property revenues	$25,873	$6,698	$6,428	$6,366	$6,381
Golf course operating revenues	827	196	120	173	338

Total property operating revenues	26,700	6,894	6,548	6,539	6,719
Property operating expenses	(9,373)	(2,414)	(2,315)	(2,297)	(2,347)
Golf course operating expenses	(1,222)	(307)	(293)	(319)	(303)

Total property operating expenses	(10,595)	(2,721)	(2,608)	(2,616)	(2,650)
Depreciation	(2,670)	(699)	(662)	(660)	(649)

Income from rental property operations	13,435	3,474	3,278	3,263	3,420
SALES OPERATIONS
Home sales revenue	37,929	9,914	12,354	7,771	7,890
Cost of home sales	(27,203)	(6,968)	(8,920)	(5,531)	(5,784)

Gross profit on home sales	10,726	2,946	3,434	2,240	2,106
Commissions earned on brokered sales	536	142	151	117	126
Commissions paid on brokered sales	(272)	(73)	(74)	(60)	(65)

Gross profit on brokered sales	264	69	77	57	61
Selling and marketing expenses	(7,666)	(2,163)	(2,071)	(1,604)	(1,828)

Income (loss) from sales operations	3,324	852	1,440	693	339
General and administrative expenses	(2,720)	(754)	(687)	(661)	(618)
Interest and other income	524	31	47	150	296
Gain (loss) on sale of real estate	971	—	971	—	—
Interest expense	(5,381)	(1,382)	(1,344)	(1,371)	(1,284)
Equity in income of unconsolidated real estate partnerships	37	—	—	17	20

Income before minority interest in Operating Partnership	10,190	2,221	3,705	2,091	2,173
Minority interest in Operating Partnership	(1,216)	(265)	(443)	(247)	(261)

Income from continuing operations	8,974	1,956	3,262	1,844	1,912
DISCONTINUED OPERATIONS:
(Loss) Income from discontinued operations	(156)	21	(123)	17	(71)

NET INCOME	$8,818	$1,977	$3,139	$1,861	$1,841

Basic earnings from continuing operations	$1.30	$0.28	$0.47	$0.27	$0.28
Basic (loss) earnings from discontinued operations	(0.03)	—	(0.01)	—	(0.01)

Basic earnings per share	$1.27	$0.28	$0.46	$0.27	$0.27

Diluted earnings from continuing operations	$1.27	$0.27	$0.46	$0.26	$0.28
Diluted (loss) earnings from discontinued operations	(0.03)	—	(0.02)	—	(0.02)

Diluted earnings per share	$1.24	$0.27	$0.44	$0.26	$0.26

Weighted average common shares outstanding	6,877	6,914	6,890	6,866	6,839

Weighted average common shares and common share equivalents outstanding	7,093	7,202	7,131	7,056	6,951

Dividends paid per share	$1.00	$0.25	$0.25	$0.25	$0.25

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

DEBT ANALYSIS

(in thousands)

(unaudited)

	As of
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December31, 2002
DEBT OUTSTANDING
Mortgage Loans Payable – Fixed	$94,819	$87,139	$87,805	$88,458	$89,107
Mortgage Loans Payable – Floating	24,375	24,097	23,101	15,130	8,094
Floor Plan Facility	8,269	8,921	9,988	9,700	7,490
Line of Credit	2,390	—	200	7,528	11,628

Total Debt	$129,853	$120,157	$121,094	$120,816	$116,319

% FIXED/FLOATING
Fixed	73.0%	72.5%	72.5%	73.2%	76.6%
Floating	27.0%	27.5%	27.5%	26.8%	23.4%

Total	100.00%	100.00%	100.00%	100.00%	100.00%

AVERAGE INTEREST RATES
Mortgage Loans Payable – Fixed	7.1%	7.2%	7.2%	7.2%	7.2%
Mortgage Loans Payable – Floating	4.8%	4.7%	4.8%	5.3%	6.7%
Floor Plan Facility	7.5%	7.5%	7.8%	6.9%	7.5%
Line of Credit	3.1%	3.1%	4.3%	4.3%	4.8%

Total Weighted Average	6.6%	6.7%	6.8%	6.8%	7.0%

DEBT RATIOS
Debt/Total Market Cap(1)	48.4%	44.8%	47.4%	50.5%	51.2%
Debt/Gross Assets	52.6%	50.4%	51.4%	51.7%	50.8%

MATURITIES	December 31, 2004	December 31, 2005	December 31, 2006	December 31, 2007	December 31, 2008
Mortgage Loans Maturities – Scheduled	2,962	3,186	3,414	3,945	3,886
Mortgage Loans Maturities – Balloon	—	854	—	10,865	—
Floor Plan Facility(2)	—	—	—	—	—

Total	$2,962	$4,040	$3,414	$14,810	$3,886

(1)	Computed based upon closing price as reported on NYSE as of the period ended.

(2)	Discretionary, non-committed facility whose individual advances mature at different dates between 360 and
540	days from advance date.

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

PER DILUTIVE SHARE

(unaudited)

	Three Months Ended
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
RENTAL PROPERTY OPERATIONS
Rental and other property revenues	$0.93	$0.90	$0.90	$0.92	$0.89
Golf course operating revenues	0.03	0.02	0.03	0.05	0.02

Total property operating revenues	0.96	0.92	0.93	0.97	0.91

Property operating expenses	(0.35)	(0.33)	(0.33)	(0.34)	(0.32)
Golf course operating expenses	(0.04)	(0.04)	(0.04)	(0.04)	(0.05)

Total property operating expenses	(0.39)	(0.37)	(0.37)	(0.38)	(0.37)

Depreciation	(0.10)	(0.09)	(0.10)	(0.09)	(0.09)

Income from rental property operations	0.47	0.46	0.46	0.50	0.45

SALES OPERATIONS
Home sales revenue	1.38	1.73	1.10	1.13	1.08
Cost of home sales	(0.97)	(1.25)	(0.78)	(0.83)	(0.82)

Gross profit on home sales	0.41	0.48	0.32	0.30	0.26

Commissions earned on brokered sales	0.02	0.02	0.02	0.02	0.01
Commissions paid on brokered sales	(0.01)	(0.01)	(0.01)	(0.01)	—

Gross profit on brokered sales	0.01	0.01	0.01	0.01	0.01

Selling and marketing expenses	(0.30)	(0.29)	(0.23)	(0.26)	(0.21)

Income (loss) from sales operations	0.12	0.20	0.10	0.05	0.06

General and administrative expenses	(0.10)	(0.10)	(0.09)	(0.09)	(0.07)
Interest and other income	—	0.01	0.02	0.04	0.01
Gain (loss) on sale of real estate	—	0.14	—	—	—
Interest expense	(0.19)	(0.19)	(0.19)	(0.18)	(0.19)
Equity in income of unconsilidated real estate partnerships	—	—	—	—	(0.01)

Income before minority interest in Operating Partnership	0.30	0.52	0.30	0.32	0.25
Minority interest in Operating Partnership	(0.03)	(0.06)	(0.04)	(0.04)	(0.03)

Income from continuing operations	0.27	0.46	0.26	0.28	0.22

DISCONTINUED OPERATIONS:
(Loss) Income from discontinued operations	—	(0.02)	—	(0.02)	(0.01)

NET INCOME	$0.27	$0.44	$0.26	$0.26	$0.21

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

COMMON SIZE INCOME STATEMENT

AS A PERCENTAGE OF TOTAL RENTAL PROPERTY AND HOME SALES REVENUE

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
RENTAL PROPERTY OPERATIONS
Rental and other property revenues	39.85%	34.01%	44.49%	43.68%	44.69%
Golf course operating revenues	1.17%	0.63%	1.21%	2.31%	1.00%

Total property operating revenues	41.02%	34.64%	45.70%	45.99%	45.70%
Property operating expenses	-14.37%	-12.25%	-16.05%	-16.07%	-16.29%
Golf course operating expenses	-1.83%	-1.55%	-2.23%	-2.07%	-2.15%

Total property operating expenses	-16.20%	-13.80%	-18.28%	-18.14%	-18.44%
Depreciation	-4.15%	-3.50%	-4.61%	-4.44%	-4.75%

Income from rental property operations	20.67%	17.34%	22.80%	23.41%	22.51%
SALES OPERATIONS
Home sales revenue	58.98%	65.36%	54.30%	54.01%	54.30%
Cost of home sales	-41.46%	-47.19%	-38.65%	-39.59%	-40.99%

Gross profit on home sales	17.52%	18.17%	15.65%	14.42%	13.31%
Commissions earned on brokered sales	0.84%	0.80%	0.82%	0.86%	0.75%
Commissions paid on brokered sales	-0.43%	-0.39%	-0.42%	-0.44%	-0.40%

Gross profit on brokered sales	0.41%	0.41%	0.40%	0.42%	0.34%
Selling and marketing expenses	-12.86%	-10.96%	-11.21%	-12.51%	-10.85%

Income (loss) from sales operations	5.07%	7.62%	4.84%	2.32%	2.81%
General and administrative expenses	-4.50%	-3.63%	-4.62%	-4.23%	-3.59%
Interest and other income	0.19%	0.25%	1.05%	2.03%	0.59%
Gain (loss) on sale of real estate	0.00%	5.14%	0.00%	0.00%	0.00%
Interest expense	-8.22%	-7.11%	-9.58%	-8.79%	-9.60%
Equity in income of unconsilidated real estate partnerships	0.00%	0.00%	0.12%	0.14%	-0.39%

Income before minority interest in Operating Partnership	13.20%	19.60%	14.61%	14.87%	12.33%
Minority interest in Operating Partnership	-1.58%	-2.34%	-1.73%	-1.79%	-1.39%

Income from continuing operations	11.63%	17.26%	12.89%	13.09%	10.94%

DISCONTINUED OPERATIONS:
(Loss) Income from discontinued operations	0.1%	-0.65%	0.12%	-0.49%	-0.42%

NET INCOME	11.76%	16.61%	13.00%	12.60%	10.52%

FFO/AFFO and Payout Ratios

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO FFO AND AFFO

(Amounts in thousands, except per share/OP unit amounts) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net Income	$1,977	$1,435	$8,818	$5,850
Adjustments:
Minority interest in operating partnership	265	190	1,216	803
Real estate depreciation	699	648	2,670	2,502
Recovery of common stock escrowed to secure management contracts	—	—	(227)	—
(Gain) on sale of interest in unconsolidated real estate partnerships			(971)
Discontinued Operations
Real estate depreciation		9	3	35
Minority interest in operating partnership attributed to discontinued operations	3	(7)	(21)	12
Loss on sale of real estate	(15)	121	83	121
Depreciation from unconsolidated real estate partnerships	—	110	33	110

Funds From Operations (FFO)	2,929	2,506	11,604	9,433
Capital Replacements	(213)	(180)	(896)	(726)

Adjusted Funds from Operations (AFFO)	$2,716	$2,326	$10,708	$8,707

Weighted Average Common Shares/OP Units Outstanding:	8,136	7,804	8,024	7,764

Per Common Share and OP Unit:
FFO:	$0.36	$0.32	$1.45	$1.21
AFFO:	$0.33	$0.30	$1.33	$1.12
Payout Ratio Per Common Share and OP Unit:
Gross Distribution Payout
FFO:	69.4%	78.1%	69.0%	82.6%
AFFO:	75.8%	83.3%	75.2%	89.3%
Distribution payout net of DRIP reinvestment
FFO:	64.1%	67.6%	60.2%	73.8%
AFFO:	69.9%	72.1%	65.6%	79.8%

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

RECONCILIATION OF SAME SITE AND SAME STORE OPERATING RESULTS

FOR THE QUARTER ENDED DECEMBER 31, 2003

(in thousands)

(unaudited)

		Three Months Ended December 31, 2003	Three Months Ended December 31, 2002	Change	% Change	Contribution to Same Store % Change(1)
Same site rental revenues		$6,029	$5,822	$207	3.6%	3.4%
Absorption rental revenues		507	194	313	161.3%	5.1%
Same site golf revenues		196	137	59	43.1%	1.0%

Same store revenues	A	6,732	6,153	579	9.4%	9.4%

Mini-storage revenue		70	70	—	0.0%
Acquisition property rental revenues		77	—		100.0%
Other Income		14	12	2	16.7%

Total property revenues	C	$6,893	$6,235	581	9.3%

Same site rental expenses		$1,863	$1,801	62	3.4%	3.0%
Absorption rental expenses		62	—	62	100.0%	3.0%
Same site golf expenses		307	293	14	4.8%	0.7%

Same store expenses	B	2,232	2,094	138	6.6%	6.6%

Mini-storage expenses		39	56	(17)	-30.4%
Acquisition property expenses		48	0	48	100.0%
Expenses related to offsite management[2]		402	366	36	9.8%

Total property operating expenses	D	$2,721	$2,516	$205	8.1%

Same Store net operating income	A-B	$4,500	$4,059	$441	10.9%

Total net operating income	C-D	$4,172	$3,719	$453	12.2%

(1)	Contribution to Same Store % change is computed as the change in the individual component of same store revenue or expense divided by the total applicable same store base (revenue or expense) for the 2002 period. For example, same site rental revenue of $208 as compared to the total same store revenues in 2002 of $6,152 is a 3.4% increase ($285/$6,152=3.4%).

(2)	Expenses related to offsite management reflect portfolio property management costs not attributable to a specific property.

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

RECONCILIATION OF SAME SITE AND SAME STORE OPERATING RESULTS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands)

(unaudited)

		Twelve Months Ended December 31, 2003	Twelve Months Ended December 31, 2002	Change	% Change	Contribution to Same Store % Change(1)
Same site rental revenues		$23,969	$23,134	$835	3.6%	3.4%
Absorption rental revenues		1,500	346	1,154	333.5%	4.8%
Same site golf revenues		827	739	88	11.9%	0.4%

Same store revenues	A	26,296	24,219	2,077	8.6%	8.6%

Mini-storage revenue		288	283	5	1.8%
Acquisition Property Rental		77	—	77	100.0%
Revenues related to interest income		39	45	(6)	(13.3)%

Total property revenues	C	$26,700	$24,547	$2,153	8.8%

Same site rental expenses		$7,404	$7,229	175	2.4%	2.1%
Absorption rental expenses		157	—	157	100.0%	1.9%
Same site golf expenses		1,222	1,222	—	0.0%	0.0%

Same store expenses	B	8,783	8,451	332	3.9%	3.9%

Mini-storage expenses		155	183	(28)	(15.3)%
Acquisition Property Expenses		48	—	48	100.0%
Expenses related to offsite management		1,609	1,407	202	14.4%

Total property operating expenses	D	$10,595	$10,041	$554	5.5%

Same Store net operating income	A-B	$17,513	$15,768	$1,745	11.1%

Total net operating income	C-D	$16,105	$14,506	$1,599	11.0%

(1)	Contribution to Same Store % change is computed as the change in the individual component of same store revenue or expense divided by the total applicable same store base (revenue or expense) for the 2002 period. For example, same site rental revenue of $835 as compared to the total same store revenues in 2002 of $24,219 is a 3.4% increase ($835/$24,219=3.4%).

(2)	Expenses related to offsite management reflect portfolio property management costs not attributable to a specific property.

AMERICAN LAND LEASE, INC. AND SUBSIDIARIES

NUMBER OF HOMESITES AND AVERAGE RENT BY COMMUNITY

AS OF DECEMBER 31, 2003

Community	Location	Operational Home Sites(1)	Occupancy	Average Monthly Rent	RV Sites	Undeveloped Home Sites	Developed Home Sites	Year(s) First Developed
Owned Communities
Blue Heron Pines	Punta Gorda, FL	263	100%	$335	—	79	69	1983/1999
Brentwood	Hudson, FL	111	95%	267	—	48	35	1984
Serendipity	Ft. Myers, FL	338	96%	316	—	—	—	1971/1974
Stonebrook	Homosassa, FL	145	100%	277	—	—	73	1987/1997
Sun Lake	Grand Island, FL	311	100%	317	—	—	94	1980
Sun Valley	Tarpon Springs, FL	261	99%	356	—	—	—	1972
Caribbean Cove	Orlando, FL	270	90%	339	—	—	15	1984
Forest View	Homosassa, FL	235	100%	282	—	—	71	1987/1997
Gulfstream Harbor	Orlando, FL	382	99%	380	—	50	0	1980
Gulfstream Harbor II	Orlando, FL	302	100%	372	—	35	5	1988
Lakeshore Villas	Tampa, FL	281	99%	390	—	—	—	1972
Park Royale	Pinellas Park, FL	281	97%	404	—	—	28	1971
Pleasant Living	Riverview, FL	245	97%	323	—	—	1	1979
Riverside GCC	Ruskin, FL	315	100%	465	—	568	54	1981
Royal Palm	Haines City, FL	255	98%	299	—	114	21	1971
Cypress Greens	Lakeland, FL	141	96%	229	—	—	121	1986
Savanna Club	Port St. Lucie, FL	597	100%	235	—	408	44	1999
Woodlands	Groveland, FL	130	100%	240	—	—	171	1979

	Sub-total Florida	4,863				1,302	802
Blue Star	Apache Junction, AZ	22	73%	269	129	—	—	1955
Brentwood West	Mesa, AZ	350	95%	413	—	—	—	1972/1987
Casa Encanta	Mesa, AZ	—	0%	—	—	135	—	1970
Desert Harbor	Apache Junction, AZ	128	94%	349	—	—	79	1997
Fiesta Village	Mesa, AZ	170	72%	338	—	—	—	1962
La Casa Blanca	Apache Junction, AZ	198	90%	359	—	—	—	1993
Lost Dutchman	Apache Junction, AZ	162	94%	294	—	—	98	1971/1979/1999
New Era	Tucson & Marana, AZ	16	88%	330	—	—	—	1998
Rancho Mirage	Apache Junction, AZ	312	92%	380	—	—	—	1994
Sun Valley	Apache Junction, AZ	268	94%	302	—	—	—	1984

	Sub-total Arizona	1,626				135	177
Mullica Woods	Egg Harbor City, NJ	90	100	466	—	—	—	1985

Total Communities	29	6,579	97%	$333	129	1,437	979

(1)	We define opertional home sites as those sites within our portfolio that have been leased to a tenant during our ownership of the community. Since our porfolio contains a large inventory of developed home sites that have not been occupied during our ownership, we have expressed occupancy as the number of occupied sites as a percentage of operational home sites. We believe this measure most accurately describes the performance of an individual property relative to prior periods and other properties within our portfolio. The occupancy of all developed sites was 81% across the entire portfolio. Including sites not yet developed, occupancy was 67% December 31, 2003.

Portfolio Summary

	Operational Home sites		Developed Home sites	Undeveloped Home sites	RV Sites	Total
As of December 31, 2002	6,090		1,123	1,543	129	8,885
Properties developed	—		58	(58)	—	—
New lots purchased	130		178	—	—	308
Lots sold	(39)			—	—	(39)
New leases originated	397		(397)	—	—	—
Adjust for Site Plan Changes			17	(48)	—	(31)

As of December 31, 2003	6,578	(1)	979	1,437	129	9,123

(1)	As of December 31, 2003, 6,349 of these operational home sites were occupied.

Occupancy Roll Forward

	Occupied Home sites	Operational Home sites	Occupancy
As of December 31, 2002	5,895	6,090	96.8%
New home sales	414	397
Used home sales	37	—
Used homes acquired	(56)	—
Lots Sold	(32)	(39)
Homes constructed by others	5
Lots Purchased	130	130
Homes removed from previously leased sites	(44)	—

As of December 31, 2003	6,349	6,578	96.5%

Current Quarter Return on Home Sales Business

For the three months ended December 31, 2003 and 2002, we estimate our profit or loss attributable to the sale of homes situated on expansion home sites as follows:

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002
Reported income (loss) from sales operations	$852,000	$342,000
Used home sales and brokerage business income	(69,000)	(301,000)

Adjusted income (loss) for proforma analysis	$783,000	$41,000

The leases facilitated by the home sales business during the three month periods ended December 31, 2003 and 2002 are estimated to provide a first year return on investment of 10.0% and 12.4%, respectively, as shown below based upon unaudited pro forma information. This compares to the 8.0% return realized for the year ended December 31, 2003 for our earning sites. The decrease in return on the home sales business from 2002 to 2003 is driven primarily by (i) increases in the per site cost of development as a result of larger lots to accommodate larger homes and (ii) increased lease incentives given in 2003 over 2002, resulting in lower profit, offset partially by increased profitability of our home sales business resulting from more home sales over which the fixed costs are allocated.

AMERICAN LAND LEASE, INC. AND SUBSIDIARIES

RETURN ON INVESTMENT FROM HOME SALES

(unaudited)

		Total Portfolio for Year Ended December 31, 2003	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002
Expansion sites leased during three months ended December 31, 2003 and 2002			97	90

Profit from portfolio (actual 2003) or estimated first year annualized profit on leases originated during the period (for the three months ended December 31, 2003 and 2002)(1)	A	$16,105,000	$360,000	$282,000

Costs, including development costs of sites leased (1)		$201,958,000	$4,390,088	$2,630,000
Home sales income (loss) attributable to sites leased			783,000	296,000

Total investment in operating properties (actual 2003) or total costs incurred to originate ground leases (estimated for three months ended December 31, 2003 and 2002 (1)	B	$201,958,000	$3,607,000	$2,335,000

Return on investment for earning sites (actual 2003) or estimated first year annualized return on investment (for the three months ended December 31, 2003 and 2002) (1)	A/B	8.0%	10.0%	12.1%

(1)	A reconciliation of our return on investment for operational sites for the year ended December 31, 2003 to property income before depreciation and investment in operational sites is reflected below.

December 31, 2003
Rental and other property revenues	$26,700,000
Property operating expenses	(10,595,000)

Property income before depreciation (A)	$16,105,000

Real estate assets, net	$226,078,000
Add: Accumulated depreciation	20,112,000
Less: Real estate under development	(41,413,000)
Less: Cost of home sites ready for intended use	(2,819,000)

Investment in operational sites (B)	$201,958,000

Return on investment in operational sites (A/B)	8.0%

AMERICAN LAND LEASE INC. AND SUBSIDIARIES

KEY HOME SALES STATISTICS

	December 31, 2002	March 31, 2003	June 30, 2003	September 30, 2003	December 31, 2003	Qtr over Qtr Increase/ Decrease	Qtr over Qtr % Change
New home closings	90	98	88	125	103	(22)	-17.6%
New home contracts	87	171	105	86	76	(10)	-11.6%
Home resales	19	14	11	9	7	(2)	-22.2%
Brokered home sales	43	45	44	53	51	(2)	-3.8%
New home contract backlog	95	145	165	102	89	(13)	-12.7%
Average Selling Price	$82,000	$79,000	$85,000	$96,000	$95,000	$(1,000)	-1.0%
Average Gross Margin Percentage	24.5%	26.7%	28.8%	27.8%	29.7%

AMERICAN LAND LEASE, INC. AND SUBSIDIARIES

DEVELOPMENT SUMMARY

Summary of 2004 Program

Community	Sites to be Developed	Projected Completion
Savanna Club:
Phase 7	100	2/04
Phase 8	195	4/04
Riverside Club:
Phase 2	148	4/04
Phase 4 & 5	212	7/05
Phase 6	208	8/06
Royal Palm	114	6/04
Blue Heron Pines	69	7/04
Brentwood	48	6/04

Outlook and Forward Looking Statement

First Quarter 2004 and YTD 2004

(unaudited)

The Outlook information provided on this Supplemental Schedule contains information that is forward-looking, including, statements concerning projected 2004 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which American Land Lease operates as well as management’s beliefs and assumptions. These forward-looking statements are also based on certain risks and uncertainties, including but not limited to general economic and business conditions; interest rate changes; financing and refinancing risks; risks inherent in owning real estate or debt secured by real estate; future development rate of home sites; competition; the availability of real estate assets at prices which meet our investment criteria; our ability to reduce expense levels, implement rent increases, use leverage and other risks set forth in our SEC filings. Readers should carefully review American Land Lease’s Annual Report on Form 10-K for the year ended December 31, 2002 and the other documents American Land Lease files from time to time with the Securities and Exchange Commission.

Full Year 2004 Projected
FFO	$1.40 to $1.60
AFFO	$1.28 to $1.44
Diluted EPS	$1.03 to $1.24
Same Store Sales
Revenue Growth	5.0% to 9.0%
Expense Growth	4.5% to 7.5%
NOI Growth	6.0% to 9.5%
Home Sales Operating Income	$2,000,000 to $3,250,000
General and Administrative Expenses	$3,200,000 to $3,700,000
Other Income	$210,000 to $280,000
Capital Replacements (per site)	$115 to $135
Depreciation	$2,900,000 to $3,200,000